UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 22, 2008
Date of Report (Date of earliest event reported)
Syntax-Brillian Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50289	05-0567906
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 N. Desert Drive
Tempe, Arizona
85281
(Address of Principal Executive Offices) (Zip Code)
(602) 389-8888
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On February 22, 2008, we received a Nasdaq Staff Determination Letter stating that we are not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because we did not timely file our Quarterly Report on Form 10-Q for the quarter ended December 31, 2007. The Nasdaq letter states that unless we request an appeal of this determination, trading of our common stock will be suspended at the opening of business on March 4, 2008 and our securities will be removed from listing and registration on The Nasdaq Stock Market.
     We are requesting a hearing to appeal this determination with a Nasdaq Listing Qualifications Panel, and we expect that our stock will remain listed on The Nasdaq Global Market during the appeal process. However, there can be no assurance that the panel will grant our appeal and request for continued listing.
     As previously disclosed in our Notification of Late Filing on Form 12b-25 filed on February 12, 2008, we failed to timely file our Form 10-Q for the quarter ended December 31, 2007 in order to evaluate our accounting treatment related to our tooling deposits, to ensure adequate disclosure regarding the discontinuation of our Liquid Crystal on Silicon, or LCoS, business line, and to evaluate the repurchase of a large number of our LCD TVs already sold through our distributors in China. Evaluation of these transactions is currently ongoing, and we are unable to estimate the amounts at issue.
     A copy of the press release disclosing our receipt of the Nasdaq Staff Determination Letter is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number
99.1	Press release from Syntax-Brillian Corporation, dated February 28, 2008, entitled “Syntax-Brillian Corporation Receives NASDAQ Notice”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTAX-BRILLIAN CORPORATION
Date: February 28, 2008	By:	/s/ John S. Hodgson
John S. Hodgson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release from Syntax-Brillian Corporation, dated February 28, 2008, entitled “Syntax-Brillian Corporation Receives Nasdaq Notice”